REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of Trustees of
Investment Managers Series Trust
and
Shareholders of Bernzott U.S. Small
Cap Value Fund


Opinion on the Financial Statements
We have audited the accompanying
statement of assets and liabilities of the Bernzott U.S. Small Cap Value Fund
(the Fund), a series of Investment
Managers Series Trust, including the
schedule of investments, as of May 31,
2018, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of May
31, 2018, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion
These financial statements are the
responsibility of the Funds management.
Our responsibility is to express an
opinion on the Funds financial
statements based on our audit. We are a public accounting firm registered with the Public Company Accounting
Oversight Board (United States)
(PCAOB) and are required to be
independent with respect to the Fund in
accordance with the U.S. federal
securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We have served as the auditor of one or
more of the funds in the Investment
Managers Series Trust since 2007.

We conducted our audits in accordance
with the standards of the PCAOB.
Those standards require that we plan
and perform the audit to obtain
reasonable assurance about whether the
financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such
opinion.

Our audits included performing
procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of securities owned as of May 31, 2018 by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.




/s/ TAIT, WELLER & BAKER
LLP
Philadelphia, Pennsylvania
July 30, 2018